Released on July 20, 2006, at 1:51pm by PR Newswire
Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2006 SECOND QUARTER RESULTS
     ATLANTA, GA (July 20, 2006) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $2,576,000 for the second quarter of 2006 compared to $2,559,000 for the same quarter in 2005. Basic and diluted earnings per share for the quarters ended June 30, 2006 and 2005, were $.28.
     Net income for the first half of 2006 was $4,687,000 compared to $4,794,000 for the first half of 2005, a 2.2% decrease. Basic and diluted earnings per share were $.51 for the first half of 2006 compared to $.52 for the first half of 2005.
     As of June 30, 2006, total assets were $1.490 billion compared to $1.348 billion at June 30, 2005, a $142 million or 10.6% increase. In other year-ago comparisons, loans increased 14.1% to $1.207 billion, deposits increased 15.1% to $1.255 billion, and shareholders’ equity increased 5.5% to $88 million. The number of new deposit accounts grew significantly. However, the growth in interest-bearing demand and money market deposit account balances was due primarily to unusual deposit levels in commercial and public funds deposits at quarter end.
     Fidelity Chairman James B. Miller, Jr. said, “Our growth accelerated in the second quarter as we planned, and we expect growth to continue at that rate. We anticipate earnings for the year will be in line with consensus expectations. Though very pleased with our positioning in the market and our strong growth, we are paying close attention to the cost of funds, the economy, and, consequently, credit quality.”
     Fidelity President H. Palmer Proctor, Jr. said, “The investment made in the hiring of proven lenders is working as shown by the substantial quality loan growth in the first half of 2006. Commercial loans are by far the fastest growing segment. This growth is provided substantially from new relationships.” He also said, “We are gaining new deposit account relationships at an increasing rate. Though the cost of this effort continues to be significant, it is less than in the first quarter. The new Sugarloaf branch experienced growth in its first two months well in excess of expectations. Plans are to open four new offices on the east side. The first will be the Conyers office in October, with another to follow before year end.”

     Net interest income for the second quarter and first half of 2006 increased $843,000 and $1.5 million, or 8.7% and 8.0%, respectively, when compared to the same periods in 2005. These increases were driven by significant increases in average interest-earning assets, offset only in part by 5 basis point and 9 basis point declines, respectively, in net interest margin to 3.11% and 3.13% for the second quarter and the first half of 2006 compared to the same periods in 2005. The net interest margin for the quarter ended March 31, 2006, was 3.15%.
     Total interest income for the second quarter and first half of 2006 increased $5.2 million and $9.9 million or 28.8% and 28.7%, respectively, compared to the same periods in 2005. The increases in interest income were due to 99 and 91 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $126 million and $136 million, respectively, for the second quarter and the year-to-date ended June 30, 2006, compared to the same periods in 2005.
     Interest expense for the second quarter and first half of 2006 increased $4.4 million and $8.4 million, or 52.3% and 54.8%, respectively, compared to the same periods in 2005. The increases in interest expense were primarily attributable to 112 basis point and 109 basis point increases in the cost of interest-bearing liabilities for the second quarter and first six months of 2006, respectively, when compared to the same periods of 2005, and increases in the volume of interest-bearing liabilities of $121 million and $133 million, respectively, over the same periods of 2005.
     The second quarter and year-to-date 2006 provisions for loan losses were $525,000 and $1.2 million, respectively, compared to $900,000 and $1.8 million, respectively, for the same periods in 2005. Net charge-offs decreased $29,000 during the first half of 2006 when compared to the same period in 2005. The ratio of net charge-offs to average loans outstanding was .18% for the first half of 2006 compared to .21% for the first half of 2005. The lower provisions for loan losses in 2006 were attributable to good asset quality, as reflected above.
     Noninterest income was $3.7 million and $7.3 million, respectively, for the second quarter and first half of 2006, compared to $3.6 million and $6.8 million, respectively, for the same periods of 2005. Second quarter and year-to-date 2006 increases in noninterest income when compared to the same periods in 2005 resulted from increases in revenue from SBA lending activities of $306,000 and $619,000, respectively, and from indirect lending activities of $235,000 and $207,000, respectively, offset in part by decreases in revenue from mortgage banking activities of $187,000 and $370,000, respectively, and by decreases in other noninterest income of $183,000 and $117,000, respectively. These declines in other noninterest income in 2006 compared to 2005 were in part attributable to significant second quarter 2005 insurance commission revenue realized from Fidelity’s wholly owned insurance agency, LionMark Insurance Company (“LionMark”), which began operations during the second quarter of 2005.
     Noninterest expense for the 2006 second quarter and year-to-date increased $1.6 million or 18.9% to $10.1 million and $3.2 million, or 18.8%, to $20.2 million, respectively, when compared to the same periods of 2005. During the second quarter and first half of 2006, the

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increases in noninterest expenses compared to the same periods in 2005 were primarily related to salaries and benefits expense increases of $912,000 and $1.7 million, or 19.8% and 18.8%, respectively; advertising and promotion expense increases of $302,000 and $682,000, respectively; and other expense increases of $212,000 and $549,000, respectively. The increases in salaries and benefits expenses were primarily due to the addition of seasoned lenders, including the significant expansion of the SBA Lending Department to include support staff and the addition of experienced branch administration and operations personnel. The increases in advertising and promotion expenses were primarily related to the programs and processes to increase transaction accounts and deposits to build the relationship banking customer base. The increases in other operating expenses for the first half of 2006 were primarily related to business development, hiring costs, and costs related to growing volumes of accounts and related transaction activity.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 20 branches in Atlanta, Georgia, and an insurance office in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through offices in Jacksonville, Florida. Automobile loans are provided through employees in Tennessee and Tampa, Florida, and SBA loans are provided through an employee in Tampa, Florida. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory, and tax policies, (vii) changes in political, legislative, and economic conditions, (viii) inflation, (ix) greater loan losses than historic levels, and (x) failure to achieve the revenue increases expected to result from Fidelity’s recent investments in its transaction deposit and lending businesses. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2005 Annual Report to Shareholders and the 2005 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTERS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2006	2005	2006	2005
INTEREST INCOME
LOANS, INCLUDING FEES	$21,112	$16,088	$40,186	$30,618
INVESTMENT SECURITIES	2,044	1,883	4,143	3,857
FEDERAL FUNDS SOLD AND BANK DEPOSITS	105	89	191	131

TOTAL INTEREST INCOME	23,261	18,060	44,520	34,606

INTEREST EXPENSE
DEPOSITS	10,142	6,683	18,804	12,113
SHORT-TERM BORROWINGS	972	391	1,715	770
SUBORDINATED DEBT	1,087	963	2,140	1,795
OTHER LONG-TERM DEBT	488	294	971	585

TOTAL INTEREST EXPENSE	12,689	8,331	23,630	15,263

NET INTEREST INCOME	10,572	9,729	20,890	19,343

PROVISION FOR LOAN LOSSES	525	900	1,200	1,800

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,047	8,829	19,690	17,543

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,002	1,051	1,975	2,058
OTHER FEES AND CHARGES	399	318	774	610
MORTGAGE BANKING ACTIVITIES	223	410	372	742
BROKERAGE ACTIVITIES	213	269	439	474
INDIRECT LENDING ACTIVITIES	1,039	804	2,039	1,832
SBA LENDING ACTIVITIES	407	101	774	155
BANK OWNED LIFE INSURANCE	272	209	542	359
SECURITIES GAINS, NET	—	32	—	32
OTHER OPERATING INCOME	190	373	384	501

TOTAL NONINTEREST INCOME	3,745	3,567	7,299	6,763

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	5,512	4,599	11,032	9,288
FURNITURE AND EQUIPMENT	640	634	1,305	1,374
NET OCCUPANCY	871	792	1,720	1,649
COMMUNICATION EXPENSES	388	348	768	677
PROFESSIONAL AND OTHER SERVICES	728	715	1,509	1,392
ADVERTISING AND PROMOTION	376	74	825	143
STATIONERY, PRINTING AND SUPPLIES	216	155	376	301
INSURANCE EXPENSES	74	96	152	228
OTHER OPERATING EXPENSES	1,277	1,065	2,474	1,925

TOTAL NONINTEREST EXPENSE	10,082	8,478	20,161	16,977

INCOME BEFORE INCOME TAX EXPENSE	3,710	3,918	6,828	7,329
INCOME TAX EXPENSE	1,134	1,359	2,141	2,535

NET INCOME	$2,576	$2,559	$4,687	$4,794

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.28	$0.28	$0.51	$0.52

DILUTED EARNINGS PER SHARE	$0.28	$0.28	$0.51	$0.52

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,265,902	9,170,852	9,257,001	9,161,819

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,276,992	9,222,148	9,271,204	9,216,254

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	JUNE 30,	DECEMBER 31,	JUNE 30,
(DOLLARS IN THOUSANDS)	2006	2005	2005
ASSETS

CASH AND DUE FROM BANKS	$21,349	$21,179	$33,043
FEDERAL FUNDS SOLD	19,733	44,177	24,664
INVESTMENTS AVAILABLE-FOR-SALE	112,883	124,200	102,646
INVESTMENTS HELD-TO-MATURITY	41,020	44,660	50,459
LOANS HELD-FOR-SALE	41,010	30,608	40,262
LOANS	1,207,165	1,099,169	1,058,209
ALLOWANCE FOR LOAN LOSSES	(12,807)	(12,643)	(12,909)

LOANS, NET	1,194,358	1,086,526	1,045,300
PREMISES AND EQUIPMENT, NET	15,433	14,068	13,758
OTHER REAL ESTATE	264	—	433
ACCRUED INTEREST RECEIVABLE	7,411	6,736	5,550
BANK OWNED LIFE INSURANCE	25,203	24,734	24,225
OTHER ASSETS	11,671	8,815	7,697

TOTAL ASSETS	$1,490,335	$1,405,703	$1,348,037

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$124,696	$120,970	$126,628
INTEREST BEARING DEMAND/ MONEY MARKET	273,489	224,511	227,304
SAVINGS	173,946	176,760	151,458
TIME DEPOSITS, $100,000 AND OVER	234,697	225,162	219,104
OTHER TIME DEPOSITS	447,811	376,610	365,204

TOTAL DEPOSIT LIABILITIES	1,254,639	1,124,013	1,089,698

FEDERAL FUNDS PURCHASED	15,000	15,000	—
OTHER SHORT-TERM BORROWINGS	30,451	77,488	87,387
SUBORDINATED DEBT	46,908	46,908	46,908
OTHER LONG-TERM DEBT	48,000	48,000	34,000
ACCRUED INTEREST PAYABLE	5,227	4,469	3,738
OTHER LIABILITIES	2,143	3,086	2,932

TOTAL LIABILITIES	1,402,368	1,318,964	1,264,663

SHAREHOLDERS’ EQUITY

COMMON STOCK	44,535	44,178	43,595
TREASURY STOCK	—	(17)	(48)
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(3,788)	(1,434)	62
RETAINED EARNINGS	47,220	44,012	39,765

TOTAL SHAREHOLDERS’ EQUITY	87,967	86,739	83,374

TOTAL LIABILITIES AND SHARE-HOLDERS’ EQUITY	$1,490,335	$1,405,703	$1,348,037

BOOK VALUE PER SHARE	$9.49	$9.39	$9.09

SHARES OF COMMON STOCK OUTSTANDING	9,272,426	9,237,727	9,172,224

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	SIX MONTHS ENDED		YEAR ENDED
	JUNE 30,		DECEMBER 31,
(DOLLARS IN THOUSANDS)	2006	2005	2005
BALANCE AT BEGINNING OF PERIOD	$12,643	$12,174	$12,174
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	1	90	385
SBA	66	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	—	63	160
CONSUMER INSTALLMENT	1,599	1,378	2,890

TOTAL CHARGE-OFFS	1,666	1,531	3,435
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	130	153	284
SBA	138	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	4	10	41
CONSUMER INSTALLMENT	358	303	679

TOTAL RECOVERIES	630	466	1,004

NET CHARGE-OFFS	1,036	1,065	2,431
PROVISION FOR LOAN LOSSES	1,200	1,800	2,900

BALANCE AT END OF PERIOD	$12,807	$12,909	$12,643

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.18%	0.21%	0.23%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.06%	1.22%	1.15%
NONPERFORMING ASSETS
(UNAUDITED)

	JUNE 30,
(DOLLARS IN THOUSANDS)	2006	2005
NONACCRUAL LOANS	$1,085	$1,122
REPOSSESSIONS	1,017	498
OTHER REAL ESTATE	264	433

TOTAL NONPERFORMING ASSETS	$2,366	$2,053

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$120

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	0.00%	0.01%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.19%	0.19%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

				PERCENT CHANGE
	JUNE 30,	DECEMBER 31,	JUNE 30,	June 30, 2006/	June 30, 2006/
(DOLLARS IN THOUSANDS)	2006	2005	2005	Dec. 31, 2005	June 30, 2005
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$98,032	$89,655	$89,934	9.34%	9.00%
TAX-EXEMPT COMMERCIAL	10,671	7,572	6,183	40.93%	72.59%
REAL ESTATE MORTGAGE — COMMERCIAL	137,651	107,817	98,306	27.67%	40.02%

TOTAL COMMERCIAL	246,354	205,044	194,423	20.15%	26.71%
REAL ESTATE-CONSTRUCTION	234,674	206,864	178,751	13.44%	31.29%
REAL ESTATE-MORTGAGE	145,979	132,067	140,316	10.53%	4.04%
CONSUMER INSTALLMENT	580,158	555,194	544,719	4.50%	6.51%

LOANS	1,207,165	1,099,169	1,058,209	9.83%	14.08%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	1,672	1,045	3,262	60.00%	(48.74)%
SBA LOANS	12,338	3,563	—	246.28%	—%
INDIRECT AUTO LOANS	27,000	26,000	37,000	3.85%	(27.03)%

TOTAL LOANS HELD-FOR-SALE	41,010	30,608	40,262	33.98%	1.86%

TOTAL LOANS	$1,248,175	$1,129,777	$1,098,471

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	June 30, 2006			June 30, 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,171,117	$39,957	6.88%	$1,038,996	$30,454	5.91%
Tax-exempt (1)	8,907	332	7.52%	6,876	237	6.96%

Total loans	1,180,024	40,289	6.88%	1,045,872	30,691	5.92%

Investment securities
Taxable	163,079	4,143	4.98%	160,180	3,857	4.80%
Tax-exempt	—	—		—	—	0.00

Total investment securities	163,079	4,143	4.98%	160,180	3,857	4.80%

Interest-bearing deposits	1,301	30	4.62%	1,181	16	2.70%
Federal funds sold	6,986	160	4.62%	8,655	116	2.71%

Total interest-earning assets	1,351,390	44,622	6.66%	1,215,888	34,680	5.75%

Cash and due from banks	21,000			23,608
Allowance for loan losses	(12,823)			(12,627)
Premises and equipment, net	14,856			13,282
Other real estate owned	61			645
Other assets	40,463			27,755

Total assets	$1,414,947			$1,268,551

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$212,528	$2,347	2.23%	$232,385	$1,920	1.67%
Savings deposits	177,109	3,386	3.85%	138,997	1,757	2.55%
Time deposits	625,879	13,071	4.21%	551,696	8,436	3.08%

Total interest-bearing deposits	1,015,516	18,804	3.73%	923,078	12,113	2.65%

Federal funds purchased	15,481	388	5.05%	5,077	72	2.85%
Securities sold under agreements to repurchase	33,094	515	3.14%	21,466	196	1.85%
Other short-term borrowings	37,724	812	4.34%	37,097	502	2.73%
Subordinated debt	46,908	2,140	9.20%	42,636	1,795	8.49%
Long-term debt	48,000	971	4.08%	34,000	585	3.47%

Total interest-bearing liabilities	1,196,723	23,630	3.98%	1,063,354	15,263	2.89%

Noninterest-bearing :
Demand deposits	121,971			117,968
Other liabilities	9,389			7,205
Shareholders’ equity	86,864			80,024

Total liabilities and shareholders’ equity	$1,414,947			$1,268,551

Net interest income / spread		$20,992	2.68%		$19,417	2.86%

Net interest margin			3.13%			3.22%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2006 and 2005 of $102,000 and $74,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	FOR THE QUARTERS ENDED
	June 30, 2006			June 30, 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,192,645	$20,984	7.06%	$1,068,911	$16,006	6.01%
Tax-exempt (1)	9,729	186	7.68%	6,860	119	6.98%

Total loans	1,202,374	21,170	7.06%	1,075,771	16,125	6.01%

Investment securities
Taxable	159,628	2,044	4.98%	156,360	1,883	4.79%
Tax-exempt	—	—		—	—	0.00

Total investment securities	159,628	2,044	4.98%	156,360	1,883	4.79%

Interest-bearing deposits	1,592	19	4.85%	1,323	10	2.91%
Federal funds sold	6,921	84	4.90%	11,113	80	2.87%

Total interest-earning assets	1,370,515	23,317	6.82%	1,244,567	18,098	5.83%

Cash and due from banks	21,459			24,561
Allowance for loan losses	(12,844)			(12,899)
Premises and equipment, net	15,322			13,117
Other real estate owned	126			570
Other assets	42,386			30,428

Total assets	$1,436,964			$1,300,344

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$208,587	$1,252	2.41%	$224,041	$970	1.74%
Savings deposits	177,590	1,770	4.00%	148,899	1,026	2.76%
Time deposits	641,041	7,119	4.45%	577,816	4,687	3.25%

Total interest-bearing deposits	1,027,218	10,141	3.96%	950,756	6,683	2.82%

Federal funds purchased	18,154	239	5.28%	1,571	13	3.40%
Securities sold under agreements to repurchase	33,719	285	3.40%	23,258	128	2.21%
Other short-term borrowings	39,374	447	4.55%	35,940	250	2.79%
Subordinated debt	46,908	1,086	9.29%	46,908	963	8.25%
Long-term debt	48,000	488	4.08%	34,000	294	3.48%

Total interest-bearing liabilities	1,213,373	12,686	4.19%	1,092,433	8,331	3.07%

Noninterest-bearing :
Demand deposits	127,119			120,685
Other liabilities	9,471			6,695
Shareholders’ equity	87,001			80,531

Total liabilities and shareholders’ equity	$1,436,964			$1,300,344

Net interest income / spread		$10,631	2.63%		$9,767	2.76%

Net interest margin			3.11%			3.16%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2006 and 2005 of $59,000 and $37,000, respectively.